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	UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION
	Washington, D. C. 20549
	_________________________

	Form 8-K

	CURRENT REPORT

	PURSUANT TO SECTION 13 OR 15(d) OF
	THE SECURITIES EXCHANGE ACT OF 1934

	Date of Report (Date of earliest event reported):  July 28, 2004

	DAN RIVER INC.
	(Exact name of registrant as specified in its charter)

	Commission file number 1-13421



		  GEORGIA     					58-1854637
	(State or other jurisdiction of		(I.R.S. Employer
	incorporation or organization)		Identification No.)

		2291 Memorial Drive 			24541
		Danville, Virginia				(Zip Code)
  		(Address of principal executive offices)

   Registrant's telephone number, including area code:  (434) 799-7000

















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Item 5. Other Events.

On July 28, 2004, Dan River Inc. (the "Company") and certain of its subsidiaries filed their joint plan of reorganization (the "Plan") and related disclosure statement (the "Disclosure Statement") with the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the "Bankruptcy Court"). Copies of the Plan and Disclosure Statement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the applicable Disclosure Statement relating to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practicable in light of the nature and history of the debtor and the condition of the debtor's books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Company will emerge from Chapter 11 if and when the Plan receives the requisite creditor approvals and is confirmed by the Bankruptcy Court. The Plan does not contemplate any recovery for holders of the Company's equity securities.

Certain of the information contained in the Plan and Disclosure
Statement should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the DIP facility; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to attract and retain customers and licensors; general weakness in the economy or at retail; the Company's ability to formulate products and marketing schemes


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which maintain and enhance demand for its products at retail; financing costs; competitive pressures on pricing (particularly from importers and other lower-cost competitors); government legislation and regulation, particularly pertaining to trade regulation and policies; consumer perceptions of the Company's products; and other risks and uncertainties listed from time to time in the Company's reports to the United States Securities and Exchange Commission. Other factors and assumptions not identified above are also involved in the preparation of forward-looking statements, and the failure of such other factors and assumptions to be realized may also cause actual results to differ materially from those discussed. The Company assumes no obligation to update its forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law. Similarly, the factors listed above and other factors, including the terms of any plan of reorganization ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. 	Document Description

99.1 Joint Plan of Reorganization of Dan River Inc., The Bibb
Company LLC, Dan River International Ltd. and Dan River
Factory Stores, Inc.

99.2 Disclosure Statement for Joint Plan of Reorganization Filed by Dan River Inc., The Bibb Company LLC, Dan River
International Ltd. and Dan River Factory Stores, Inc.




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	SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

							DAN RIVER INC. (Registrant)



Date:  July 30, 2004			/s/ Harry L. Goodrich
							---------------------------------
							Harry L. Goodrich
							Vice President


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INDEX

Exhibit No.			Description of Exhibit
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99.1 Joint Plan of Reorganization of Dan River Inc.,
The Bibb Company LLC, Dan River International Ltd.
and Dan River Factory Stores, Inc.

99.2 Disclosure Statement for Joint Plan of Reorganization
Filed by Dan River Inc., The Bibb Company LLC, Dan
River International Ltd. and Dan River Factory
Stores, Inc.